UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2014

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

On June 25, 2014, Iron Mountain Incorporated (the “Company”) issued a press release announcing that it has received favorable private letter rulings (“PLRs”) from the U.S. Internal Revenue Service (“IRS”) necessary for the Company’s conversion to a real estate investment trust (“REIT”). The press release also stated that the Company will continue to implement its previously announced plan to elect REIT status effective January 1, 2014. The press release is furnished herewith as Exhibit 99.1.

Item 8.01.             Other Events.

Receipt of PLRs — Conversion to REIT

As previously disclosed by the Company, as part of the Company’s plan to convert to a REIT and elect REIT status effective January 1, 2014 (the “Conversion Plan”), the Company sought PLRs from the IRS relating to numerous technical tax issues, including classification of the Company’s steel racking structures as qualified real estate assets. The Company submitted the PLR requests in the third quarter of 2012, and on June 25, 2014, the Company announced that it received the favorable PLRs from the IRS necessary for its conversion to a REIT. After receipt of the PLRs, the Company’s Board of Directors (the “Board”) unanimously approved the Company’s conversion to a REIT for the taxable year beginning January 1, 2014.  As such, the Company intends to elect REIT status effective January 1, 2014.

In the PLRs, the IRS addressed and favorably ruled on the Company’s qualifying assets and revenue, including regarding the characterization of the Company’s steel racking structures as real estate for REIT purposes under the Internal Revenue Code of 1986, as amended (the “Code”), its global operations and its transition plans from a C-corporation to a REIT. The PLRs are subject to certain qualifications and are based upon certain representations and statements made by the Company. If such representations and statements are untrue or incomplete in any material respect (including as a result of a material change in relevant facts), the Company may not be able to rely on the PLRs.  As part of the Conversion Plan, the Company also expects to receive an opinion from Sullivan & Worcester LLP that the Company has been and will continue to be organized in conformity with the requirements for qualification as a REIT under the Code and that the Company’s current and anticipated investments, and its plan of operation, have enabled it to meet since January 1, 2014 and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. An opinion of tax counsel is not binding on either the IRS or a court, either of which could take a position different from that expressed by tax counsel.

In accordance with tax rules applicable to REIT conversions, in order for the Company to be eligible to elect REIT status for federal income tax purposes for the fiscal year beginning January 1, 2014, the Company anticipates making a special distribution in the second half of 2014 to its stockholders of the Company’s previously undistributed accumulated earnings and profits attributable to all taxable periods ending on or prior to December 31, 2013 (the “2014 Special Distribution”).  The 2014 Special Distribution also will encompass some extraordinary items of taxable income that the Company expects to recognize in 2014, such as depreciation recapture in respect of the Company’s accounting method changes commenced in its pre-REIT period as well as foreign earnings and profits that the Company repatriates as dividend income.  The 2014 Special Distribution will be in addition to the Company’s regular quarterly cash distributions.  Based on its current analysis, the Company estimates that the aggregate amount of the 2014 Special Distribution will be between $600 and $700 million.  The Company expects to pay the 2014 Special Distribution in a combination of the Company’s common stock and cash, with at least 80% of the total 2014 Special Distribution in the form of the Company’s common stock and up to 20% in cash.  The 2014 Special Distribution follows an initial earnings and profits distribution of $700 million paid on November 21, 2012 and will result in a total payout of the Company’s accumulated earnings and profits distributions associated with its REIT conversion, as well as the other extraordinary items of taxable income described above, of an estimated $1,300 to $1,400 million.  The Company will publicly announce a record date and payment date for the 2014 Special Distribution after such dates are determined by the Board.

In connection with the REIT conversion, and in order to implement customary REIT-related ownership restrictions on its outstanding common stock, the Company plans to merge with and into a newly formed, wholly-owned Delaware subsidiary (the “Merger Subsidiary”), and the Company intends to hold a special meeting of stockholders in the second half of 2014 at which stockholders will have the opportunity to vote on such proposed merger (the “Special Meeting”). The Merger Subsidiary expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will describe in further detail such proposed merger and the REIT ownership restrictions in connection therewith.

REIT Status and Impact to Stockholders

As a REIT, the Company will generally be permitted to deduct from U.S. federal income taxes dividends paid to its stockholders. The income represented by such dividends would not be subject to U.S. federal taxation at the entity level but would be taxed, if at all, at the stockholder level. Nevertheless, the income of the Company’s domestic taxable REIT subsidiaries (“TRS”), which will hold the Company’s domestic operations that may not be REIT-compliant as currently operated and structured, will be subject, as applicable, to U.S. federal and state corporate income tax, and the Company and its subsidiaries will continue to be subject to foreign income taxes in jurisdictions in which they hold assets or conduct operations, regardless of whether held or conducted through subsidiaries disregarded for U.S. federal tax purposes (“QRS”) or TRS. The Company will also be subject to a separate corporate income tax on any gains recognized during a specified period (generally 10 years) following the REIT Conversion that are attributable to “built-in” gains with respect to the assets that the Company owned on January 1, 2014; this built-in gains tax will also be imposed on the Company’s depreciation recapture recognized into income in 2014 and subsequent taxable years as a result of accounting method changes commenced in its pre-REIT period.  If the Company fails to qualify for taxation as a REIT or elects not to qualify as a REIT, it will be subject to federal income tax at regular corporate rates. Even if the Company qualifies for taxation as a REIT, it may be subject to some federal, state, local and foreign taxes on its income and property in addition to taxes owed with respect to the Company’s TRS operations.  In particular, while state income tax regimes often parallel the U.S. federal income tax regime for REITs, many states do not completely follow U.S. federal rules and some do not follow them at all.

The Company’s distributions of REIT taxable income to its stockholders will generally be treated as ordinary dividend income.  Thus, for example, U.S. tax-exempt stockholders will generally be exempt from taxation on such dividend income because dividend income does not generally constitute unrelated business taxable income.  However, with the noted exception of its dividends during the 2014 and 2015 taxable years related to pre-REIT earnings and profits and specified items of extraordinary taxable income, because the Company as a REIT will generally not be subject to federal income tax on the portion of its REIT taxable income distributed to stockholders, its dividends to stockholders will generally be ineligible (or come with restricted eligibility) for a variety of other preferences that apply to the dividends paid by non-REIT corporations.  For example, the Company’s distribution of REIT taxable income to its stockholders generally:  (1) cannot qualify for the preferential tax rates on qualified dividend income for noncorporate taxpayers; (2) cannot qualify for the dividends received deduction for corporate taxpayers; and (3) can qualify only under restricted circumstances for the otherwise generally applicable treaty-based reductions in U.S. withholding and income taxes on dividends to non-U.S. stockholders.

Change in the Company’s Deferred Tax Assets and Liabilities in the Quarter ended June 30, 2014

In connection with the Company’s conversion to a REIT and except with regard to the Company’s TRS as noted below, the Company will generally no longer incur United States federal and most state income tax in future periods because it intends to distribute 100% of its annual REIT taxable income in accordance with applicable REIT rules and regulations.  As a result, the Company will experience a net tax benefit representing a revaluation of its deferred tax assets, deferred tax liabilities and certain income taxes payable originally established to reflect expected future tax payments under United States tax (and applicable state income tax) rules and regulations.  Accordingly, in the second quarter of 2014, the Company will recognize a net tax benefit of approximately $228.2 million, which represents the net impact of a reversal of deferred tax liabilities and certain income taxes payable of approximately $231.2 million offset by a reversal of deferred tax assets of approximately $3.0 million. This reversal has no effect on the calculation of the amount of the 2014 Special Distribution, as the revaluation of the deferred tax assets and liabilities is a book accounting entry and, in contrast, the 2014 Special Distribution is calculated based on the Company’s earnings and profits and extraordinary taxable income items, all of which are computed based on United States federal income tax principles and not impacted by the book accounting entry.

As of March 31, 2014, the Company has approximately $52.0 million of net tax over book outside basis differences related to its foreign subsidiaries.  The Company has not previously provided incremental foreign, United States federal and certain state income taxes on such net tax over book outside basis differences related to these earnings of its foreign subsidiaries, as the Company’s intent, prior to its conversion to a REIT, was to reinvest its undistributed earnings of certain foreign subsidiaries indefinitely outside the United States. As a result, in the second quarter of 2014, the Company will recognize an increase in its tax provision from continuing operations in the amount of approximately $24.2 million, representing incremental foreign, United States federal and state income taxes on such foreign earnings to be repatriated at a future time.

The income of the Company’s United States TRS, which will hold its United States operations that are not expected to be REIT-compliant, will be subject, as applicable, to United States federal and state corporate income tax, and the Company will continue to be subject to foreign income taxes in non-United States jurisdictions in which it holds assets or conducts operations, regardless of whether held or conducted through QRS or TRS. As a result, the Company expects its effective tax rate for fiscal year 2014 to be approximately 17%.

Waiver Under REIT Status Protection Rights Agreement

The Board has approved, and the Company has entered into, a waiver agreement with The Capital Group Companies, Inc. (“Capital Group”) pursuant to which Capital Group and its advised funds and affiliates are permitted to exceed the ownership limitations imposed on ownership of the Company’s common stock set forth in the Company’s REIT Status Protection Rights Agreement, dated as of December 9, 2013, between the Company and Computershare Inc.  This waiver agreement is subject to limitations and covenants to ensure compliance by the Company with REIT qualification requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report”) contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward looking statements are subject to various known and unknown risks, uncertainties and other factors. When the Company uses words such as “believes,” “expects,” “anticipates,” “estimates,” “plans” or similar expressions, the Company is making forward looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

•                  This Current Report states that the Board approved the Company’s conversion to a REIT.  REIT qualification involves the application of highly technical and complex provisions of the Code to the Company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the Company’s control. Although the Company has operated and plans to operate in a manner consistent with the REIT qualification rules, the Company cannot give assurance that the Company has qualified or will remain qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more taxable REIT subsidiaries and other nonqualifying assets. This limitation may affect the Company’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder the Company’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.

•                  This Current Report provides an estimated range of the 2014 Special Distribution.  The Company has retained accountants to assist the Company in calculating the amount of its undistributed pre-REIT accumulated earnings and profits as of December 31, 2013.  However, there can be no assurance that the IRS would not, upon subsequent examination, propose adjustments to the Company’s calculation of its undistributed pre-REIT accumulated earnings and profits.  If it is subsequently determined that the Company had undistributed pre-REIT accumulated earnings and profits as of the end of its first taxable year as a REIT, it may be eligible for a relief provision.  To utilize this relief provision, the Company would have to pay an interest charge for the delay in distributing the undistributed earnings and profits; in addition, the Company would be required to distribute to its stockholders, in addition to its other REIT distribution requirements, the amount of the undistributed earnings and profits less the interest charge paid. In addition, the Company’s actual extraordinary taxable income items for 2014 may be materially different from its current estimates and projections.  For these reasons and others, the actual 2014 Special Distribution may be materially different from the Company’s estimated range.

The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures of the Company in this Current Report, as well as the Company’s other filings with the SEC, including the sections “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements”, as applicable, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, copies of which are available upon request from the Company. The Company does not assume any obligation to update the forward-looking information contained in this Current Report.

Additional Information

This Current Report may be deemed to be solicitation material in respect of the proposed stockholder vote approving the subsidiary merger to implement REIT-related ownership limitations.  As noted, the Merger Subsidiary will file with the SEC a Registration Statement on Form S-4, which will include a definitive proxy statement of the Company and prospectus of the Merger Subsidiary (when available). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSAL.  The definitive proxy statement/prospectus (when available) will be mailed to stockholders of the Company. Stockholders will be able to obtain, without charge, a copy of the definitive proxy statement/prospectus (when available)

and other documents that the Company and the Merger Subsidiary file with the SEC from the SEC’s website at www.sec.gov.  The definitive proxy statement/prospectus (when available) and other relevant documents will also be available, without charge, by directing a request by mail or telephone to Iron Mountain Incorporated, Attn: Investor Relations, One Federal Street, Boston, Massachusetts 02110, or from the Company’s website, www.ironmountain.com.

The Company, the Merger Subsidiary, their respective directors and executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the Special Meeting. Additional information regarding the interests of such potential participants will be included or incorporated by reference in the definitive proxy statement/prospectus (when available).

Item 9.01.            Financial Statements and Exhibits.

(d)                   Exhibits.

The Company furnishes the following exhibit described above in Item 7.01:

99.1                Press Release dated June 25, 2014 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: June 25, 2014